Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 33-60188, 333-100659 and 333-231817) on Form S-8 of Educational Development Corporation of our reports dated May 19, 2025, relating to the financial statements of Educational Development Corporation, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 2025.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

May 19, 2025